As filed with the Securities and Exchange Commission on January 31, 2006
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
TRANSMETA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	77-0402448 (I.R.S. Employer Identification No.)
3990 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including Zip Code)
2000 Equity Incentive Plan
2000 Employee Stock Purchase Plan
(Full Title of the Plans)
John O’Hara Horsley
Executive Vice President, General Counsel & Secretary
Transmeta Corporation
3990 Freedom Circle
Santa Clara, CA 95054
(408) 919-3000
(Name, Address and Telephone Number of Agent For Service)
Copy to:
Mark A. Leahy, Esq.
Fenwick & West LLP
801 California Street
Mountain View, California 94041
CALCULATION OF REGISTRATION FEE

Title of Securities	Amount	Proposed Maximum
to be	to be	Offering Price	Proposed Maximum Aggregate	Amount of
Registered	Registered	Per Share	Offering Price	Registration Fee
Common Stock, $0.00001 par value	11,502,637 (1)	$1.41(2)	$16,218,718.17(2)	$1,735.40(3)

(1)	Represents 9,585,531 shares reserved for issuance upon the exercise of stock options that may be granted under the 2000 Equity Incentive Plan and 1,917,106 shares reserved for issuance upon the exercise of purchase rights that may be granted under the 2000 Employee Stock Purchase Plan.
(2)	Estimated as of January 27, 2006 pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.
(3)	Fee calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
Exhibit Index
EXHIBIT 5.01
EXHIBIT 23.02

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
     This registration statement on Form S-8 registers an aggregate of 9,585,531 additional shares of common stock automatically reserved for issuance upon exercise of stock options granted under the Registrant’s 2000 Equity Incentive Plan and 1,917,106 additional shares of common stock automatically reserved for issuance upon the exercise of purchase rights granted under the Registrant’s 2000 Employee Stock Purchase Plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 (Registration No. 333-49494) filed with the Securities and Exchange Commission on November 7, 2000, March 7, 2001 (Registration No. 333-56654), January 18, 2002 (Registration No. 333-77052), May 28, 2002 (Registration No. 333-89220), March 28, 2003 (Registration No. 333-104100), August 9, 2004 (Registration No 333-118048), and May 5, 2005 (Registration No. 333-124660).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS.

5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.01	Power of Attorney (see page II-3).

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Transmeta Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 30th day of January, 2006.

TRANSMETA CORPORATION
By:	/s/ John O’Hara Horsley
John O’Hara Horsley
Executive Vice President, General Counsel & Secretary

POWER OF ATTORNEY
     KNOW BY ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John O’Hara Horsley and Mark R. Kent, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Arthur L. Swift Arthur L. Swift	Chief Executive Officer, President and a Director [Principal Executive Officer]	January 30, 2006

/s/ Mark R. Kent Mark R. Kent	Chief Financial Officer [Principal Financial Officer and Principal Accounting Officer]	January 30, 2006
/s/ R. Hugh Barnes R. Hugh Barnes	Director	January 30, 2006
/s/ Lester M. Crudele Lester M. Crudele	Director	January 30, 2006
/s/ Robert V. Dickinson Robert V. Dickinson	Director	January 30, 2006
David R. Ditzel	Director
/s/ Murray A. Goldman Murray A. Goldman	Director	January 30, 2006
/s/ William P. Tai William P. Tai	Director	January 30, 2006
/s/ T. Peter Thomas T. Peter Thomas	Director	January 30, 2006
Rick Timmins	Director

II-3

Exhibit Index

ITEM 8.	EXHIBITS.

5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.01	Power of Attorney (see page II-3).